Orion Marine Group Updates Investors
HOUSTON, July 3, 2013 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
Market Outlook
Continued demand for the Company's suite of marine infrastructure solutions has helped to provide steady bid opportunities. The Company expects this demand, particularly from the private sector, will continue for the remainder of 2013 and into 2014. For the quarter, the Company bid on approximately $440 million worth of opportunities and was successful on approximately $150 million, representing a win rate of approximately 34%. Additionally, the Company has approximately $170 million worth of bids outstanding of which it is the apparent low bidder on approximately $35 million. The Company reminds investors that the timing and size of awards can and does affect the win rate in any particular quarter. As noted previously, the Company has seen a stabilization of bid margins over the past several months. Additionally, pockets of bid margin improvement in certain areas continue to give the Company optimism, although widespread margin improvement has still not materialized. The Company remains content with its near term bid market outlook, backlog of work, and long term outlook. However, uncertainty remains surrounding Federal budgetary issues as the end of the Federal fiscal year approaches.
Federal Update
With only three months remaining in the Federal fiscal year, the Company is closely watching any developments out of Washington involving the Fiscal Year 2014 budget process, particularly as it relates to the Army Corps of Engineers. Congress will need to either pass a full year budget or a short term continuing resolution in order to fund the Army Corps of Engineers past September 30, 2013. As the Company has noted before, sporadic U.S. Army Corps of Engineers lettings usually arise during periods of budget uncertainty.
Last month The House Committee on Energy & Water Development released its draft Fiscal Year 2014 Army Corps of Engineers budget totaling $4.9 billion; this total represents a 2% decrease from Fiscal Year 2013 funding. However, the draft bill also includes $2.68 billion for operations and maintenance and this requested level is approximately $200 million more than the requested amount for FY 2013. Included in the draft budget is a request for $1.0 billion from the Harbor Maintenance Trust Fund (HMTF). While this is $110 million more than what was requested in FY 2013, it only utilizes approximately 60% of the amount HMTF collects annually for dredging. The bill proposes annual spending increases of approximately $100 million annually until it reaches the full amount collected, and it must now go through a markup by the House Committee on Appropriations and placed on the House legislative calendar to be voted on. While the bill is far from finalized, the Company is hopeful both houses of Congress will be able to produce a full year appropriations bill for the President's consideration before the end of the current fiscal year.
The Water Resources Development Act (WRDA) of 2013 (Senate Bill 601), which was introduced in April, has passed the Senate with a strong majority of Senators supporting the legislation. The bill, which would authorize the development of a variety of different projects to improve the nation's harbors and rivers, now awaits action by the House of Representatives.
Funds appropriated by the Hurricane Sandy Relief Bill, which totaled over $50 billion, have begun to be allocated for the reconstruction and repair of storm damage along the eastern seaboard. The Company is closely monitoring the situation in order to identify any potential bid opportunities related to the supplemental funding along with any impact the funds may have on both industry equipment utilization and pricing.

While the process to determine the civil fines related to the Gulf oil spill of 2010 is still underway, the Company expects resolution to be reached by the end of 2013 with bid opportunities funded by the RESTORE Act potentially out for bid beginning in 2014.
State Update
A steady flow of bridge construction opportunities across the Company's operating regions has continued into the summer months. The Company continues to execute and bid on numerous bridge projects. As with other marine construction jobs, bid margins on these types of projects remain lower than their historical norms, but have stabilized.
Local & Private Update
It was recently estimated by the American Society of Civil Engineers that US ports have approximately $46 billion in planned capital spending over the next four years, with over half the total estimate to be spent in the Gulf Coast and Southeast Atlantic region. The Company believes this type of capital improvement spending will be a long term driver of opportunities for local port authorities as they prepare for larger ships transiting through the expanded Panama Canal.
Demand for the Company's diversified service offerings from energy related companies in the private sector remains strong. The Company expects current demand levels in the private sector to remain relatively constant for the foreseeable future.
About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company's fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Chris DeAlmeida, Vice President Finance & Accounting, 713-852-6506
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582